UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2005

TRANSMETA CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of
incorporation)

000-31803 (Commission File Number)	77-0402448 (IRS Employer Identification No.)

3990 Freedom Circle, Santa Clara, CA (Address of principal executive offices)	95054 (Zip Code)

(408) 919-3000
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 12, 2005, Transmeta Corporation, a Delaware corporation, and Microsoft Corporation, a Washington corporation, entered into a series of related definitive development services agreements (collectively, the “Microsoft Agreement”).

Under the Microsoft Agreement, Transmeta will provide development services to Microsoft relating to a proprietary Microsoft project. Transmeta will seek from the Commission confidential treatment of certain portions of the Microsoft Agreement in connection with the filing by Transmeta of the Microsoft Agreement as an exhibit to its Quarterly Report on Form 10-Q for the period ended June 30, 2005.

Explanatory Note:

Transmeta files this amended report to correct one typographical error in a report on Form 8-K filed with the Commission earlier today, May 13, 2005. In the interest of clarity, this amended report amends and restates in its entirety that previously filed report.

The previously filed report incorrectly stated that “Transmeta will seek from the Commission confidential treatment of certain portions of the Microsoft Agreement in connection with the filing by Transmeta of the Sony Agreement as an exhibit to its Quarterly Report on Form 10-Q for the period ended June 30, 2005.”

In fact, the “Sony Agreement” is a misplaced reference to a separate and unrelated agreement, which Transmeta previously disclosed in a report on Form 8-K filed with the Commission on April 6, 2005.

The Microsoft Agreement and the Sony Agreement are entirely separate and unrelated.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSMETA CORPORATION
Date: May 13, 2005	By:	/s/ John O'Hara Horsley
John O'Hara Horsley
Vice President, General Counsel & Secretary